AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


          This Amendment No. 1 to Employment Agreement ("Agreement") is made and entered into as of the 4th day of February, 1997 by and between Amerihost Properties, Inc. ("Company") and Michael P. Holtz ("Executive") and amends that Employment Agreement (the "Employment Agreement") between the Company and the Executive, dated as of April 7, 1995.


                                   WITNESSETH:

          WHEREAS, pursuant to the Employment Agreement the Executive is currently employed by the Company as its President and Chief Executive Officer;

          WHEREAS, the Company and Executive desire to continue Executive's employment by the Company in such positions, pursuant to the terms of the Employment Agreement, as modified hereby;

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties herein contained, the parties agree as follows:

          1. The parties hereto agree that Exhibit A to the Employment Agreement shall be amended and restated in its entirety to read as attached hereto.

          2. Notwitstanding Section 1 hereof, the parties hereto agree that, for purposes of Sections 5, 6 and 7 of the Employment Agreement, the term "Exhibit A" as used therein shall refer to that Exhibit A, dated as of April 7, 1995, which was attached to the Employment Agreement on the date of its execution, a copy of which is attached hereto, without regard to any subsequent amendments thereto (whether hereby or otherwise).

          3. Except as amended hereby, the parties hereto agree that the terms and provisions of the Employment Agreement shall continue in full force and effect.


                                      * * *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


EXECUTIVE                     AMERIHOST PROPERTIES, INC.



                              By:

Michael P. Holtz                   H. Andrew Torchia
                                   Chairman of the Board


                                    EXHIBIT A
                                       TO
                              EMPLOYMENT AGREEMENT


                          Dated as of February 4, 1997


Executive:               MICHAEL P. HOLTZ
Annual Cash Compensation:

Base Salary
Initial Term:       1995 -  $325,000
                    1996 -  $375,000
                    1997 -  From January 1, 1997 through January 25, 1997,
                            Executive shall be paid on the basis of an annual base salary of $425,000. Thereafter Executive shall be paid on the basis of an annual base salary of $325,000.

Annual Bonus
and Remainder of
Renewal Term:       In December of each year, beginning December 1997, the
                    Compensation Committee of the Company's Board of Directors will determine (i) a performance bonus to be paid to Executive for the then-current year and (ii) Executive's base salary for the following year, which base salary will not be less than Executive's then-existing base salary.

Payment: Base salary shall be paid in 26 equal bi-weekly installments, less such deductions as shall be required to be withheld pursuant to applicable law and regulations.

Compensation in Stock Options:

In 1995 the Executive received warrants for the years 1995-1997, in the amounts described below.

Initial Term        1995 -  175,000
                    1996 -   85,000
                    1997 -  100,000

Renewal Term        Each year of the Renewal Term, the Executive shall be
                    entitled to receive stock options pursuant to the Company's
                    1996 Omnibus Incentive Stock Plan. The maximum number of stock options the Executive is entitled to receive shall increase over the Executive's then current entitlement
                    (excluding the stock options to be received by the Executive on February 3, 1997, as described below) by a factor of ten percent (10%) or by the then current rate of inflation, whichever is greater. Should the Employment Agreement be renewed, all stock options for the Renewal Term shall be issued on January 1, 1998 at the closing price of the stock on the closest preceding trading day. The number of stock options issued on January 1, 1998 shall be equal to the total the Executive is entitled to receive during the Renewal Term based on a 10% increase in number each year and such shares shall vest on January 1 of the year with respect to which they are awarded. If during the Renewal Term, the Executive is entitled to receive additional stock options because inflation has exceeded 10%, such additional stock options shall be issued on January 1 of the entitlement year at the closing price of the stock on the closest preceding trading day.

Options to be received
on February 3, 1997 In addition to those warrants and stock options described above, on February 3, 1997, the Executive shall be entitled to receive stock options exercisable into an aggregate of 50,000 shares of the Company's common stock. Such options shall be immediately vested, shall survive for a period of 10 years and shall have an exercise price equal to $1.53125 per share.

Vacation: 4 weeks (160 hours) per year.



EXECUTIVE                     AMERIHOST PROPERTIES, INC.





Michael P. Holtz              H. Andrew Torchia
                              Chairman of the Board

This Exhibit A may be amended from time to time by an Exhibit A in similar form bearing a later effective date and the signatures of the Company and Executive.